DROPCAR, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS – MAY 27, 2020 AT 10:00 A.M.

CONTROL ID:
REQUEST ID:

The undersigned shareholder(s) of DropCar hereby appoints Joshua Silverman and Spencer Richardson, or either of them, as proxies with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock and Series H-6 Convertible Preferred Stock of DropCar that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held on May 27, 2020 at 10:00 A.M., and any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/DCAR
PHONE:	1-866-752-VOTE(8683)

Please ensure you fold then detach and retain this portion of this Proxy

SPECIAL MEETING OF THE STOCKHOLDERS OF
DROPCAR, INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

	→	FOR	AGAINST	ABSTAIN
Proposal 1	→	**FOR**	**AGAINST**	**ABSTAIN**
The DropCar Merger Proposal – to approve the merger of ABC Merger Sub, Inc., a Delaware corporation, and a wholly owned subsidiary of DropCar (the "Merger Sub"), with and into AYRO, Inc., a Delaware corporation ("AYRO"), pursuant to the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as December 19, 2019, as it may be amended, by and among DropCar, the Merger Sub and AYRO (the "Merger Agreement"), the Merger Agreement and the transactions contemplated thereby, including the issuance of shares of DropCar's common stock to AYRO equity holders and warrants to purchase DropCar common stock to holders of certain outstanding warrants to purchase AYRO common stock as merger consideration in the merger.		☐	☐	☐
Proposal 2	→	**FOR**	**AGAINST**	**ABSTAIN**
The Reverse Stock Split Proposal – to approve an amendment to DropCar's amended and restated certificate of incorporation to effect a reverse stock split with a ratio between 1-for-10 and 1-for-30 with respect to the issued and outstanding common stock of the combined company immediately following the merger.		☐	☐	☐
Proposal 3	→	**FOR**	**AGAINST**	**ABSTAIN**
The Asset Sale Proposal – to approve the sale of substantially all of the asset of DropCar (the "Asset Sale Transaction") pursuant to the terms and conditions of the Asset Purchase Agreement, dated as of December 19, 2019, as it may be amended (the "Asset Purchase Agreement"), by and among DropCar, DropCar Operating Company, Inc., DC Partner Acquisition, LLC ("DC Partners"), Spencer Richardson and David Newman.		☐	☐	☐
Proposal 4	→	**FOR**	**AGAINST**	**ABSTAIN**
The DropCar Preferred Conversion Proposal – to approve an amendment to DropCar's certificate of incorporation to provide for the reduction of the conversion price of the Series H-4 Convertible Preferred Stock to $0.50 per share and the automatic conversion of such shares into DropCar common stock and authorize, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of Dropcar common stock in connection therewith.		☐	☐	☐
Proposal 5				
The A&R Charter Proposal – to approve the amendment and restatement of DropCar's certificate of incorporation in its entirety.		☐	☐	☐
Proposal 6				
The Incentive Plan Proposal – to approve the 2020 Long-Term Equity Incentive Plan.		☐	☐	☐
Proposal 7				
The DropCar Golden Parachute Compensation Proposal – to approve, on a non-binding advisory basis, the compensation that mat be paid or become payable to DropCar's named executive officers in connection with the merger.		☐	☐	☐
Proposal 8				
The Adjournment Proposal – to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit the solicitation of additional proxies if, based upon tabulated vote at the time of the special meeting, there are not sufficient votes to approve one or more proposals presented to the stockholders for vote.		☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: _______________________, 2020

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)